SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


                                Tower Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                     13-3894120
---------------------------------------- ---------------------------------------
       (State of Incorporation                           (IRS Employer
          or Organization)                            Identification No.)

                            120 Broadway, 14th Floor
                            New York, New York 10271

                    (Address of Principal Executive Offices)

If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g)
   of the Exchange Act and is effective                 of the Exchange Act and is effective
pursuant to General Instruction A.(c), check       pursuant to General Instruction A.(d), check
           the following box. [ ]                           the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-115310

      Securities to be registered pursuant to Section 12(b) of the Act:


                                            Name of Each Exchange on Which Each
Title of Each Class to be so Registered     Class is to be Registered
------------------------------------------  ------------------------------------
                    None                                       N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

A description of the Registrant's common stock, $.01 par value per share, is set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1, Registration No. 333-115310, originally filed with the Securities and Exchange Commission on May 7, 2004, and thereafter amended and supplemented (the "Registration Statement"), which description is hereby incorporated by reference. The final Prospectus will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing shall be deemed incorporated herein by reference.

Item 2. Exhibits

3.1  Amended and Restated Certificate of Incorporation of Tower Group, Inc. *

3.2  Amended and Restated By-laws of Tower Group, Inc. *

4.1  Specimen Common Stock Certificate**

4.2 Purchase Agreement, dated June 30, 2001, by and between Tower Group, Inc. and PXRE Reinsurance Ltd. *

4.3  Warrant to be issued to Friedman, Billings, Ramsey & Co. ***

4.4 Warrant issued to American Re-Insurance Company, effective as of January 15, 1997****



---------------------------
o * Filed with Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-115310, dated July 23, 2004

o ** Filed with Amendment No. 6 to the Registration Statement on Form S-1, Registration No. 333-115310, dated September 30, 2004

o *** Filed with Amendment No. 3 to the Registration Statement on Form S-1, Registration No. 333-115310, dated August 25, 2004

o **** Filed with Amendment No. 8 to the Registration Statement on Form S-1, Registration No. 333-115310, dated October 18, 2004

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 TOWER GROUP, INC.


                                 By:  /s/ Steven G. Fauth
                                      -------------------
                                      Steven G. Fauth
                                      Senior Vice President, General Counsel and
                                      Secretary


                                 DATED:  October 18, 2004